UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) August 22, 2000 ALTEX INDUSTRIES, INC. (Exact name of registrant as specified in its charter) Delaware 1-9030 84-0989164

(State or other jurisdiction of (Commission (IRS Employer Identification incorporation) File Number) No.) POB 1057 Breckenridge CO 80424-1057 ---------------------------------------- ---------------- (Address of Principal Executive Offices) (Zip Code) Registrant's telephone number, including area code (303) 265-9312

Item 5. Other Events

The Registrant’s wholly-owned subsidiary, Altex Oil Corporation, intends to sell substantially all of its interests in producing oil and gas properties for cash, provided that certain target prices are realized. There can be no assurance that any interests will actually be sold. Any sale will be subject to applicable legal and regulatory requirements. Altex Oil Corporation does not currently intend to sell its non-producing interests in the Tar Sands Triangle Area of Utah in the foreseeable future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALTEX INDUSTRIES, INC. /s/ STEVEN H. CARDIN Date: August 22, 2000 ---------------------- By: Steven H. Cardin President